UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2012

Augme Technologies, Inc.

(Exact name of registrant as specified in Charter)

Delaware	333-57818	20-0122076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

350 7th Avenue, 2nd Floor

New York, NY 10001

(Address of Principal Executive Offices)

(855)423-5433

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

On April 26, 2012, Augme Technologies, Inc. (“Augme”) issued a press release announcing a technology patent license and services partnership with LucidMedia Networks, Inc. (“LucidMedia”).  A copy of the press release is furnished with this report as Exhibit 99.1.

The partnership was formed in conjunction with a litigation settlement that ended two legal actions, one pending in the U.S. District Court for the Southern District of New York and the other in the U.S. District Court for the Eastern District of Virginia.  The settlement terminated Augme’s patent infringement claim against LucidMedia, based on the alleged infringement of Augme’s United States Patent Nos. 6,594,691 and 7,269,636.  Augme’s claim against LucidMedia was a part of Civil Action No. 1:11-cv-05193-CM (S.D.N.Y.) which had been transferred to the Southern District of New York from the Eastern District of Virginia on July 27, 2011.  Details of the settlement are confidential.  The litigation in the Southern District of New York will continue against defendants, AOL, Inc. and Gannett, Inc.

The settlement also terminated Civil Action No. 3:11-cv-00282-HEH, (E.D.Va), a severed counterclaim LucidMedia had filed against Augme in the Eastern District of Virginia on April 29, 2011 involving LucidMedia’s U.S. Patent No. 7,418,086.  This case had been severed and remained pending in the Eastern District of Virginia after the transfer of Augme’s case against LucidMedia, Gannett, Inc. and AOL, Inc. had been transferred to the Southern District of New York.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits            99.1         Press Release issued by Augme Technologies, Inc., dated April 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Augme Technologies, Inc. (Registrant)

Date: April 26, 2012	By:	/s/ Paul R. Arena
Paul R. Arena Chief Executive Officer